Exhibit 10.3

Voting Proxy Agreement
股东投票表决权委托协议

This Voting Proxy Agreement (the “Agreement”) is entered into as of October 17, 2012 among the following parties in Suqian Jiangsu, China:
本协议由以下各方于2012年 10 月 17 日在 江苏宿迁市 签署：

1. Baichuang Information Consulting(Shenzhen) Co.,Ltd. (hereafter referred to as Baichuang)
柏创信息咨询（深圳）有限公司（以下简称“柏创”）
Address：6D05, Building B, Zhongshen Garden, South Caitian Road, Futian District, Shenzhen
地址：深圳市福田区彩田南路中深花园B 栋6D05

2. Jiangsu Xuefeng Environmental Protection Science and Technology Co., Ltd.  (hereafter referred to as Jiangsu Xuefeng)
江苏雪枫环保科技有限公司（以下简称“江苏雪枫”）
Address：C214, Fitting Integration Building, Fazhan Road to Suqian Gate Section
地址：宿迁市发展大道至宿迁闸段（配件综合楼）C214室

3. Li Yuan 袁力
ID（身份证号码）：321302197410028812
    Address(地址)：No.3, South 12 Lane, Xingfu Square Road, Sucheng District, Suqian City, Jiangsu Province (江苏省宿迁市宿城区幸福广场路南十二巷3号)

4. Yi Yuan 袁义
ID（身份证号码）：320819196412230415
Address(地址)：No.3, South 12 Lane, Xingfu Square Road, Sucheng District, Suqian City, Jiangsu Province (江苏省宿迁市宿城区幸福广场路南十二巷3号)

(Li Yuan and Yi Yuan hereinafter referred to as the “The existing shareholders” or “shareholders”, all the parties hereinafter collectively referred to as the “PARTIES” and individually as a “PARTY”)
（下文中任何单方称为“一方” ，所有方合称为“各方”， 袁力、袁义以下分别 共同被称为“各股东”）

Whereas：
鉴于：

1.
Jiangsu Xuefeng Environmental Protection Science and Technology Co., Ltd. (the “Company”) was established on December 14th, 2007, in which Li Yuan owns 90% equity interests of the Company, Yi Yuan owns 10% equity interests of the Company.

江苏雪枫环保科技有限公司（以下简称“江苏雪枫”或“公司”）成立于2007年12月14日，袁力持有其90％股权，袁义持有其10％股权。
2.	Shareholders are willing unlimitedly entrust the person designated by Baichuang with the shareholder’s voting right at the shareholder’s meeting of the Company.
各股东有意分别委托柏创行使其在江苏雪枫中享有的表决权，柏创有意接受该等委托。

NOW THEREFORE, the parties agree as follows:
各方经友好协商，兹一致协议如下：

Article 1 Entrust of Voting Rights
第一条     表决权委托

1.1
Shareholders hereby agrees to irrevocably entrust the person designated by Baichuang with his shareholder’s voting rights and other shareholder’s right for representing him to exercise such rights at the shareholder’s meeting of the Company in accordance with the laws and its Article of Association as the following (hereafter referred to as “Entrusted Rights”):

各股东兹不可撤消地全权委托柏创代表其等行使各股东作为江苏雪枫的股东，依据江苏雪枫届时有效的章程所分别享有的下列权利（以下统称“委托权利”）：

(1)      As representative of the shareholders to attend the meeting;
作为各股东的代理人出席江苏雪枫的股东会会议；

(2)      Representing to act shareholders’ voting rights in shareholder’s meetings;
代表各股东对所有需要股东会讨论、决议的事项行使表决权；

(3)      Call on for temporary shareholders’ meetings;
提议召开临时股东会议；

(4)	Act other voting rights in accordance with articles of association of the Company (including other voting rights of shareholders in the restated articles of association).
其他江苏雪枫章程项下的股东表决权(包括在该章程经修改后而规定的任何其他的股东表决权)。

1.2	Each shareholder will assume relevant responsibilities for any legal consequences by the acts of Baichuang to perform the Entrusted Rights.
对柏创行使上述委托权利所产生的任何法律后果，各股东均予以认可并承担相应责任。

1.3
Shareholders hereby agree that Baichuang can perform the above Entrusted Rights without consent of the shareholders. However, Baichuang shall notify each shareholder immediately after resolutions are reached.

各股东兹确认，柏创在行使上述委托权利时，无需事先征求各股东的意见。但在各决议或召开临时股东会议的提议作出后，柏创应及时告知各股东。

Article 2 Knowledge
第二条知情权

2.1
In order to realize the Entrusted Rights, Baichuang is entitled to learn about any information related to the Company’s operation, business, client, accounting, and employees, and review related materials. The Company shall use all its best endeavors to cooperate.

为行使本协议下委托权利之目的，柏创有权了解江苏雪枫的公司运营、业务、客户、财务、员工等各种相关信息,查阅江苏雪枫相关资料，江苏雪枫应对此予以充分配合。

Article 3 Performance of Entrusted Rights
第三条	委托权利的行使

3.1
Under necessary circumstances, Baichuang can designate a person (one or several) within its Company who accepts the entrustment authorized by Shareholders pursuant to the Article 1 of this Agreement, and this person shall represent to exercise his shareholder’s voting rights and shareholder’s rights pursuant to this Agreement.

         在必要时，柏创可以转委托其公司内部特定人员（一位或多位）在第一条约定之范围内行使任一或所有委托权利，各股东对此将予以认可并同意承担相应法律责任。

3.2
Shareholders shall offer full assistance to help Baichuang act its entrusted rights, including signing shareholders’ resolution and other related legal documents concerning the Company decided by Baichuang, such as documents to meet governmental requirements for approval and registration).

各股东将就柏创行使委托权利提供充分的协助，包括在必要时（例如为满足政府部门审批、登记、备案所需报送文件之要求）及时签署柏创就江苏雪枫作出的股东会决议或其他相关的法律文件。

3.3
If in any time within the term of the Agreement, the entrusted rights cannot be realized by any reason excluding the breach of agreement by the shareholders and the Company, each party shall impel a similar replacement, and sign amendments to revise or adjust the terms and conditions of this Agreement to assure the realization of the purpose of this Agreement.

如果在本协议期限内的任何时候，本协议项下委托权利的授予或行使因任何原因（各股东或江苏雪枫违约除外）无法实现，各方应立即寻求与无法实现的规定最相近的替代方案，并在必要时签署补充协议修改或调整本协议条款，以确保可继续实现本协议之目的。

Article 4 Obligation and Remedies
第四条      免责与补偿

4.1	The parties hereby agree that Baichuang shall not be asked for any remedy or obligation under the terms of this Agreement.
各方确认，柏创不应就本协议下委托权利的行使而被要求对其他方或任何第三方承担任何责任或作出任何经济上的或其他方面的补偿。

4.2
The shareholders and the Company agree to remedy any losses of Baichuang incurred under the terms of this Agreement and prevent it from damages, including but not limited to losses related to laws suits, arbitrations, claims, governmental administrative searches, penalties, provided that such losses are due to Baichuang’s intentional act or serious negligence.

各股东及江苏雪枫同意补偿柏创因行使委托权利而蒙受或可能蒙受的一切损失并使其不受损害，包括但不限于因任何第三方向其提出诉讼、追讨、仲裁、索赔或政府机关的行政调查、处罚而引起的任何损失。但如系由于柏 故意或严重过失而引起的损失，则该等损失不在补偿之列。

Article 5 Representations and Warranties
第五条      声明与保证

5.1	The shareholders jointly and severally represent and warrant as the following：
各股东兹分别及连带地声明与保证如下：

(1)
Each of them has the legal right and full power and authority to enter into and perform this Agreement, which when executed will constitute valid and binding obligations in accordance with their respective terms.

其具有完全行为能力；其具有完全、独立法律地位和法律能力，并已获得适当的授权签署、交付并履行本协议，可以独立地作为一方诉讼主体。

(2)	Each of them has been authorized with full power to sign and perform this Agreement.
其拥有签订和交付本协议及其他所有与本协议所述交易有关的、其将签署的文件的完全权力和授权，其拥有完成本协议所述交易的完全权力和授权。本协议由其合法、适当地签署并交付。本协议构成对其的合法的、具有约束力的义务，并可根据本协议条款对其强制执行。

(3)
On the date of this Agreement, Each of them is the Company’s lawful shareholder. Except for the rights designated by this Agreement, No other third party will ask for the Entrusted rights. According to this Agreement, Baichuang can act its Entrusted rights fully and completely according to the effective articles of associations of the Company.

其在本协议生效时是江苏雪枫的在册的合法股东，除本协议所设定的权利外，委托权利上不存在任何第三方权利。根据本协议，柏创可以根据江苏雪枫届时有效的章程完全、充分地行使委托权利。

5.2    Baichuang and the Company jointly and severally represent and warrant as the  following：
柏创及江苏雪枫兹分别声明与保证如下：

(1)
Each of them has the legal right and full power and authority to enter into and perform this Agreement, which when executed will constitute valid and binding obligations in accordance with their respective terms.

       其是根据其注册地法律适当注册并合法存续的有限责任公司，具有独立法人资格；具有完全、独立的法律地位和法律能力签署、交付并履行本协议，可以独立地作为一方诉讼主体。

(2)	Each of them has been authorized with full power to sign and perform this Agreement.
其拥有/保证可以获得签订和交付本协议及其他所有与本协议所述交易有关的、其将签署的文件的公司内部的完全权力和授权，其拥有/保证可以获得完成本协议所述交易的完全权力和授权。

5.3	The Company represents and warrants as the following：
江苏雪枫声明与保证如下：

On the date of this Agreement, Shareholders are the Company’s lawful shareholders. Except for the rights designated by this Agreement, No other third party will ask for the Entrusted rights. According to this Agreement, Baichuang can act its Entrusted rights fully and completely according to the effective articles of associations of the Company.
各股东在本协议生效时是江苏雪枫的在册的全部合法股东，持有江苏雪枫的全部股权。根据本协议，柏创可以根据江苏雪枫届时有效的章程完全、充分地行使委托权利。

Article 6 Term of This Agreement
第六条        议期限

6.1
This Agreement has been duly executed by the parties’ authorized representatives. The parties hereby acknowledge that if either of the shareholders holds the equity interests of the Company, the other person shall continue to perform this Agreement without time limit.

本协议自各方正式签署之日起生效，除非各方书面约定提前终止，否则只要各股东中任何一方仍为江苏雪枫的股东，则本协议应无限制地持续有效。

6.2
If any shareholder transfers it equity interest in the Company with advance consent of Baichuang, it will cease to be a party of this Agreement, while the obligation and commitment of the other shareholder shall not be negatively affected.

如各股东中任意一方经柏创的事先同意转让了其持有的全部江苏雪枫的股权，则该方将不再作为本协议一方，但其他方在本协议下的义务与承诺将不会因此受到不利影响。

Article 7 Notice
第七条        通知

7.1	Any communications among parties of this Agreement, including notice, requirement and offer shall be delivered in written form.
本协议要求的或根据本协议作出的任何通知、请求、要求和其他通信往来应以书面形式送达有关方。

7.2
In the case of transmission by facsimile, the transmission shall be deemed delivered upon delivery; In case of delivering face to face, the transmission shall be deemed delivered upon delivery; all notices or communications sent by registered mail shall be deemed delivered five (5) Business Days from the time of posting.

上述通知或其它通信如以传真或电传形式发送，则一经发出即视为送达；如当面送递，则一经面交即视为送达；如以邮寄形式发送，则在投邮五(5)天后即视为送达。

Article 8 Breach of Agreement
第八条         违约责任

8.1
The Parties agree and confirm that if any party (the “Breaching Party”) materially breach any terms of this Agreement or unable to perform any obligation under this Agreement, it will constitute a “Breach” act. Other party (the “Observant Party”) shall ask for remedy measures in reasonable time. If the Breaching Party does not perform any remedy measures in the reasonable time required by the Observant Party or within 10 days after the written notice of the Observant Party, then (1) if the shareholders or the Company is the breaching party, Baichuang can terminate this Agreement and ask for remedies; (2)if Baichuang is the breaching party, the observant party shall ask for remedies, but cannot terminate the Agreement.

各方同意并确认，如任一方（“违约方”）实质性地违反本协议项下所作的任何一项约定，或实质性地未履行本协议项下的任何一项义务，即构成本协议项下的违约（“违约”），其他未违约方（“守约方”）的任一方有权要求违约方在合理期限内补正或采取补救措施。如违约方在合理期限内或在另一方书面通知违约方并提出补正要求后十(10)天内仍未补正或采取补救措施的，则(1)若各股东或江苏雪枫为违约方，柏创有权终止本协议并要求违约方给予损害赔偿；(2)若柏创为违约方，守约方有权要求违约方给予损害赔偿，惟守约 在任何情况均无任何权利终止或解除本协议或本协议项下的委托。

8.2	The rights and remedies designated by this Agreement are accumulative, and do not exclude other rights or remedies under laws and regulations.
本协议规定的权利和救济是累积的，并不排斥法律规定的其他权利或者救济。

8.3   Article 8 shall survive after the agreement is ceased or terminated.
尽管有本协议其它规定，本条规定的效力不受本协议中止或者终止的影响。

Article 9 Miscellaneous
第九条       其他事项

9.1	This Agreement shall be executed in four (4) original copies and is hold respectively by each Party, and each original copy has the same legal effect.
本协议正本一式肆(4)份，本协议之各方当事人各执壹(1)份，各份具有同等效力。

9.2	The execution, validity, interpretation, performance, amendment, termination and the dispute resolution of this agreement are governed by the laws of Peoples’ Republic of China.
本协议的订立、生效、履行、修改、解释和终止均适用中国法律。

9.3
The Parties shall strive to settle any dispute, conflicts, or compensation claims arising from the interpretation or performance (including any issue relating to the existence, validity and termination) in connection with this Agreement through friendly consultation. In case no settlement can be reached within  thirty (30) days after one party ask for the settlement, each party can submit such matter to China International Economic and Trade Arbitration Commission (the “CIETAC”) in accordance with its rules. The arbitration award shall be final and conclusive and binding upon the Parties.

本协议项下发生的及与本协议有关的任何争议应由各方协商解决，如争议产生后三十(30)天内各方无法达成一致意见的，则该争议应提交中国国际经济贸易仲裁委员会，依据该委员会的仲裁规则在北京市进行仲裁，仲裁的结果是终局性的，对各方均有约束力。

9.4   Any right, power or remedy granted to a party by one term of this agreement does not exclude the party from any right, power or remedy granted by other terms or laws and regulations. And one party’s performance of its right, power and remedy does not exclude the party from performing other right, power and remedy.
         本协议任何条款赋予各方的任何权利、权力和补救并不能排除该方依据法律规定及本协议项下其它条款所享有的其它任何权利、权力或补救，且一方对其权利、权力和补救的行使并不排除该方对其享有的其它权  利、权力和补救的行使。

9.5
No failure or delay by any Party in exercising any right or remedy provided by law or under this Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

一方不行使或延迟行使其根据本协议或法律享有的任何权利、权力和补救将不会导致对该等权利的放弃，并且，任何单个或部分该方权利的放弃亦不排除该方对该等权利以其他方式的行使以及其他该方权利的行使。

9.6	The headings are for convenience and under no circumstances; the headings shall affect the interpretation of the articles of the agreement.
本协议各条的标题仅为索引而设，在任何情况下，该等标题不得用于或影响对本协议条文的解释。

9.7
This Agreement is severable. If any clause of this Agreement is judged as invalid or non-enforceable according to relevant PRC Laws, such clause shall be deemed invalid only within the applicable area of the PRC Laws, and without affecting other clauses hereof in any way.

本协议的每一条款均可分割且独立于其他每一条款，如果在任何时候本协议的任何一条或多条条款成为无效、不合法或不能执行，本协议其他条款的有效性、合法性和可执行性并不因此而受到影响。

9.8
The Parties may amend and supply this Agreement with a written agreement. The amendment and supplement duly executed by the Parties shall be a part of this Agreement and shall have the same legal effect as this Agreement.

本协议的任何修改、补充必须以书面形式进行，并由本协议各方适当签署后方能生效。

9.9	Without prior written approval of the other parties, one party can not transfer, pledge or assign any right, benefit or obligation under this agreement.
  未经其他方事先书面同意，任何一方不得向任何第三方转让其于本协议下的任何权利及/或义务。

9.10 This agreement is binding to all the parties herein and their respective lawful successors and assignees.
本协议对各方的合法继受人均具有约束力。

[The blank is intently left.]
此处留白

The parties hereby sign as the following:
兹此为证，本协议由各方于文首之日及地点签署。

Baichuang Information Consulting (Shenzhen) Co.,Ltd..(seal)
柏创信息咨询（深圳）有限公司（盖章）

Signature（签署）：______________
Legal Representative/Authorized Representative（法定代表人/授权代表）：

Jiangsu Xuefeng Environmental Protection Science and Technology Co., Ltd.（seal）
江苏雪枫环保科技有限公司（盖章）

Signature（签署）：______________
Legal Representative/Authorized Representative（法定代表人/授权代表）：

Li Yuan 袁力
Signature（签署）：______________
Legal Representative/Authorized Representative（法定代表人/授权代表）：

Yi Yuan 袁义
Signature（签署）：______________